EXHIBIT 10.23

								    Annex X

			  INGRAM FUNDING MASTER TRUST



				  DEFINITIONS

     As used herein the following terms shall include in the singular number the plural and in the plural number the singular:

     "Account Collateral" shall have the meaning assigned to such term in
Section 1 (iii) of the Security Agreement.

     "Accrued Interest Component", when used with respect to the Commercial Paper, shall mean, for any period of determination thereof, the Interest Component of all Commercial Paper outstanding at any time during such period which has accrued from the first day through the last day of such period, whether or not such Commercial Paper matures during such period or thereafter. For purposes of the immediately preceding sentence, the portion of the Interest Component of any Commercial Paper accrued in a period shall be expressed as a fraction the numerator of which is the number of days elapsed that such Commercial Paper was Outstanding during such period and the denominator of which is the number of days such Commercial Paper was or is scheduled to be Outstanding.

     "Adjusted Eligible Receivables" shall mean, for any Business Day, the aggregate amount of Eligible Receivables minus the sum of (i) the aggregate amount of Eligible Receivables for any Obligor in excess of the Concentration Limit for such Obligor at the end of the prior Business Day and (ii) the aggregate amount of Excess Term Receivables for such Business Day, provided, that to the extent that the amount of an Eligible Receivable could be included in both clauses (i) and (ii) above, for purposes of calculating Adjusted Eligible Receivables the amount of such Eligible Receivable shall only be excluded from the aggregate amount of Eligible Receivables once.

     "Adjusted Eligible Principal Receivables" shall mean, for any Business Day, the product of (i) Adjusted Eligible Receivables for such Business Day, multiplied by (ii) 100% minus the Discount Factor as of the most recent Determination Date.

     "Adjusted Liquidity Commitment" shall mean, on any day, the obligation of the Banks to make Loans in an aggregate principal amount at any one time outstanding not to exceed the amount set forth in clauses (i) or (ii), as applicable, of the definition of Liquidity Commitment, in each case minus the aggregate amount of all LOC Disbursements outstanding on such day.

     "Advance Rate" shall mean on any day 100% minus the Discount Factor on such day.

     "Advances" shall mean at the time any determination thereof is made (1) the Principal Component of all Outstanding Commercial Paper, plus (2) the aggregate principal amount of outstanding Loans, less (3) the proceeds of Commercial Paper issued or to be issued on the day of determination (to the extent such Commercial Paper is included in clause (1) above) to be applied on such day to the payment of the Principal Component of any Outstanding Commercial Paper or to the payment of the principal amount of outstanding Loans, less (4) the collected funds then on deposit in the Commercial Paper Account for application on the day of determination to the payment of the Principal Component of any Outstanding Commercial Paper, except to the extent that the funds described under this clause (4) are (x) included in clause (3) above or (y) then subject to any writ, order, stay, judgment, warrant of attachment, execution or similar process, less (5) the funds then on deposit in the Principal Account of the Collateral Account and less (6) the proceeds of Loans made or to be made on the day of determination to be applied on such day to the repayment of Commercial Paper to the extent that such Loans are included in clause (2) above.

     "Adverse Claim" shall mean any lien, claim, security interest, mortgage, deed of trust, priority, pledge, charge, conditional sale, title retention agreement, financing lease, encumbrance, option or similar right of any other Person or any agreement to give any of the foregoing other than as expressly permitted under the Facilities Documents.

     "Affiliate" of any Person shall mean any other Person controlling, controlled by or under common control with such Person or, in any event, a Person which has the power to vote 25% or more of the securities having ordinary voting power for the election of directors of the specified Person. As used herein, "control" of a specified Person shall mean the ability to direct or cause the direction of the management and policies of the specified Person, whether through the direct or indirect ownership of the voting securities of such specified Person, by contract or otherwise.

     "Aggregate CP Matured Value" shall mean, on any date, the sum of the CP Matured Values of all Commercial Paper Outstanding on such date.

     "Aggregate Eligible Principal Receivables" shall mean, for any Business Day, the dollar ammount of the Aggregate Principal Receivables held in the Trust that were Eligible Receivables at the end of the prior Business Day.

     "Aggregate Invested Amount" shall mean the sum of the Invested Amounts with respect to all Series of Investor Certificates then issued and outstanding.

     "Aggregate Invested Percentage" shall mean the sum of the applicable Invested Percentages with respect to all Series of Investor Certificates then issued and outstanding.

     "Aggregate Principal Receivables" shall mean, for any Business Day, the aggregate dollar amount of Principal Receivables held in the Trust at the end of the prior Business Day.

     "Allocated Collections" shall have the meaning specified in Section 4.03(b)(vi) of the Pooling and Servicing Agreement.

     "Amortization" shall have, with respect to the Variable Funding Certificate and each Series, the meaning specified in the applicable Supplement.

     "Amortization Period" shall mean: (i) with respect to any Series, the period following the Non-Amortization Period beginning on the earlier of the date specified in the applicable Supplement or the occurrence of an Event of Termination with respect to such Series; and (ii) with respect to the Variable Funding Certificate, the period following the Non-Amortization Period beginning on the earlier of the date specified in the Variable Funding Supplement or the occurrence of an Event of Termination with respect to the Variable Funding Certificate.

     "Amortization Period Commencement Date" shall mean with respect to any Series or the Variable Funding Certificate, the day on which the Amortization Period with respect thereto commences.

     "Applicable Margin" shall mean (i) in the case of Base Rate Loans, 0% per annum, (ii) in the case of Eurodollar Loans, 1% per annum, (iii) in the case of C/D Rate Loans, 1% per annum, and (iv) in the case of Charge-Off Drawings, 0.25% per annum, provided, that on and after the occurrence of an Event of Termination with respect to the Variable Funding Certificate, no Loans may be made other than Refunding Loans that are Base Rate Loans (as set forth in Section 3.02 of the Liquidity Agreement), and Applicable Margins shall mean (A) in the case of Refunding Loans, 0.50% per annum, and
(y) in the case of Charge-Off Drawings, 0.50% per annum.

     "Applicable Minimum Percentage" shall mean the highest Applicable Minimum Percentage specified in any Supplement relating to Certificates that are outstanding at the time such percentage is computed, but in no event less than 15%.

     "Applicants" shall have the meaning specified in Section 6.07 of the Pooling and Servicing Agreement.

     "Appointment Date" shall have the meaning specified in Section 9.03 of the Pooling and Servicing Agreement.

     "Assessment Rate" shall mean for any day the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as well capitalized and within supervisory subgroup "BB" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. S 327.3(d) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Assessment Rate.

     "Assigned Agreement" shall have the meaning assigned to such term in Section l(ii) of the Security Agreement.

     "Assigned Collateral" shall have the meaning assigned to such term in Section l(ii) of the Security Agreement.

     "Assignee" shall have the meaning assigned to such term in Section 10.05 of the Liquidity Agreement.

     "Assignment and Acceptance" shall be an assignment and acceptance between a Bank and an Assignee, in the form of Exhibit F to the Liquidity Agreement.

     "Authenticating Representatives" shall have the meaning assigned to such term in Section 2 of the Depositary Agreement.

     "Authorized Agents" shall have the meaning assigned to such term in
Section 2 of the Depositary Agreement.

     "Authorized Newspaper" shall mean any one or more newspapers of general circulation in the Borough of Manhattan, The City of New York, New York, and printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays and holidays.

     "Authorized Representative" shall have the meaning assigned to such term in Section 2 of the Depositary Agreement.

     "Available Liquidity Commitment" shall mean, (A) for any date prior to the Amortization Period Commencement Date with respect to the Variable Funding Certificate, the lesser of (i) the Borrowing Base on such date and
(ii) the Adjusted Liquidity Commitment on such date, each as set forth in the Daily Report or Settlement Statement delivered for such date and (B) for any date on or after the Amortization Period Commencement Date with respect to the Variable Funding Certificate, the lesser of (i) the Issuer Amount on such date and (ii) the Adjusted Liquidity Commitment on such date, each as set forth in the Daily Report or Settlement Statement delivered for such date.

     "Available LOC Amount" shall equal, with respect to the LOCs in the aggregate, on any Business Day, an amount equal to the lesser of (i) 10% of the Issuer Amount on such Business Day or (ii) 10% of the greatest Issuer Amount in effect since the Initial Closing Date minus all LOC Disbursements on such LOCs made prior to such Business Day, plus the sum of all amounts paid to the LOC Issuers (subject to any delay in recognition thereof provided for in the LOC Reimbursement Agreement) in reimbursement of LOC Disbursements prior to such Business Day.

     "Bank" shall have the meaning assigned to such term in the first paragraph of the Liquidity Agreement.

     "Bank Commitment Amount" shall mean for each Bank the amount set forth opposite such Bank's name on Schedule I to the Liquidity Agreement or to the applicable Assignment and Assumption Agreement, as such amount may be reduced or increased pursuant to Sections 4.01 or 10.05(b), respectively, of the Liquidity Agreement.

     "Base Rate" shall mean for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (i) Chemical's Prime Rate in effect on such day, or (ii), with respect to the last five Business Days of March, June, September and December of each year, the greater of (a) Chemical's Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/21. For purposes hereof, Federal Funds Effective Rate. shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by Chemical Bank from three Federal Funds brokers of recognized standing selected by it. If for any reason Chemical Bank shall have determined (which determination shall be rebuttable presumptive evidence as to such matter) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of Chemical Bank to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (b) of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in Chemical's Prime Rate (each such change being effective on the date such change is announced) or the Federal Funds Effective Rate shall be effective on the effective date of such change in Chemical's Prime Rate or the Federal Funds Effective Rate, respectively.

     "Base Rate Loans" shall mean the Loans the rate of interest applicable to which is based upon the Base Rate.

     "Benefit Plan" shall mean, at a particular time and with respect to any Person, any employee benefit plan which is covered by ERISA and in respect of which such Person or an ERISA Affiliate of such Person is (or, if such Plan were terminated at such time, would under Section 4069 of ERISA be deemed to
be) an "employer" as defined in Section 3(5) of ERISA.

     "BEO Note Fee Schedule" shall have the meaning specified in Section lO(h) of the Depositary Agreement.

     "BEO Notes" shall have the meaning specified in the Depositary Agreement.

      "BEO Noteholder" shall mean, with respect to a BEO Note, the Person who is the beneficial owner of such BEO Note, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

     "Board" shall mean the Board of Governors of the Federal Reserve System of the United States or any successor thereto.

     "Book-Entry Certificates" shall mean certificates evidencing a beneficial interest in the Investor Certificates, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 6.11 of the Pooling and Servicing Agreement; provided, that after the occurrence of a condition whereupon book-entry registration and transfer are no longer permitted and Investor Certificates are to be issued to the Certificate Owners, such certificates shall no longer be book-Entry Certificates".

     "Borrowing" shall mean the aggregate of Revolvinq Loans or Refunding Loans to be made by the Banks on a given date pursuant to Section 3.01 of the Liquidity Agreement.

    "Borrowing Base" shall mean, on any day, an amount equal to (i) the Adjusted Eligible Principal Receivables on such day plus (ii) the product of (x) the amount, if any, held in the Transferor Account on such day (after giving effect to all deposits thereto on such day) multiplied by (y) 100% minus the Discount Factor as of the most recent Determination Date minus (iii) the Transferor Minimum Amount minus (iv) the Aggregate Invested Amount, all as set forth on the Daily Report delivered for such day.

     "Borrowing Base Deficiency" shall mean on any day, the excess, if any, of Advances over the Borrowing Base.

     "Business Day" shall mean any day other than (a) a Saturday or a Sunday, or (b) any other day on which banking institutions or trust companies in the State of New York generally or The City of New York, New York, or the State of Tennessee are authorized or obligated by law, executive order or governmental decree to be closed.

     "Buyer" shall mean Ingram Funding Inc., a corporation incorporated in the State of Delaware.

     "Capital Ratio" shall mean on any day the sum of (i) Shareholder's Equity and (ii) the principal amount of the Subordinated Capital Note divided by the aggregate Unpaid Balance of all Receivables sold by Ingram to Funding under the Purchase Agreement and in existence on the date of determination (excluding any such Receivables reconveyed to Ingram pursuant to the Purchase Agreement).

     "Capitalized Interest Component" shall mean, at the time any determination thereof is to be made, the Interest Component of all Commercial Paper which matured subsequent to the last day of the Settlement Period immediately preceding the date of determination (including Commercial Paper which matures on the date of determination) and has been paid (or is being paid on the date of determination) with the proceeds of Loans or of the sale of Commercial Paper issued or being issued on the maturity date(s) of such matured or maturing Commercial Paper.

     "Carrying Cost Daily Amount" shall mean, with respect to any day, the full accrual for such day of the actual Carrying Costs for the Settlement Period in which such day occurs (based on information then available to the Servicer), necessary to cause the full amount of any Carrying Cost to have been paid and deposited in the Collateral Account, no later than the day on which such amount is required to be paid, provided, that with respect to any Facilities Costs required to be paid as part of Carrying Costs, the accrual thereof, and the inclusion of amounts related thereto in the Carrying Cost Daily Amount, shall not be required prior to the ninth Business Day preceding the Business Day on which payment of such Facilities Costs is to be made (although the Servicer may, in its discretion, elect to accrue for any such Facilities Costs over a longer period). The Carrying Cost Daily Amount shall be adjusted immediately at any time that the Servicer obtains knowledge that a different accrual amount will be required in order to cause any Carrying Cost to have been paid as part of the Carrying Cost Daily Amount by the due date therefor, including without limitation any adjustment required to take account of the Capitalized Interest Component incurred during any Settlement Period.

     "Carrying Cost Daily Factor" shall mean (i) for any day, the percentage equal to a fraction, the numerator of which is the Carrying Cost Daily Amount for such day and the denominator of which is the outstanding Advances on such day, and (ii) as of any Determination Date for the related Settlement Period, the percentage equal to a fraction, the numerator of which is the average Carrying Cost Daily Amount during such Settlement Period and the denominator of which is the average of the outstanding Advances during such Settlement Period.

     "Carrying Costs" shall mean, for a Settlement Period, in each case determined on an accrual basis in accordance with GAAP, the sum of (i) the accrued interest during such Settlement Period on the outstanding principal amount of the Liquidity Loans and LOC Disbursements, (ii) the Accrued Interest Component during such Settlement Period with respect to Commercial Paper Outstanding during such Settlement Period, and (iii) the Facilities Costs for such Settlement Period, in each case whether or not any such amount is payable during such period.

     "Cash Portion" shall mean that portion of the Purchase Price paid in cash, (i) on the Closing Date for those Receivables conveyed on the Closing Date, and (ii) on the Date of Processing for each Receivable created thereafter.

     "C/D Assessment Rate" shall mean for any day as applied to any C/D Rate Loans the average of the net annual assessment rates (rounded upward to the nearest 1/1OOth of one percent) determined by the Liquidity Agents to be payable on such day to the Federal Deposit Insurance Corporation or any successor (the "FDIC") for the FDIC's insuring time deposits made in Dollars.

     "C/D Base Rate" shall mean with respect to each day during each Interest Period pertaining to a C/D Rate Loan the rate of interest per annum determined by the Liquidity Agent to be the arithmetic average (rounded upward to the nearest 1/16th of 1%) of the respective rates notified to the Liquidity Agent by each of the Reference Banks as the average rate bid at 9:00 a.m. (New York City time) or as soon thereafter as practicable, on the first day of such Interest Period by a total of three certificate of deposit dealers of recognized standing selected by such Reference Bank for the purchase at face value from such Reference Bank of its certificates of deposit in an amount comparable to the C/D Rate Loan of such Reference Bank to which such Interest Period applies and having a maturity comparable to such Interest Period.

     "C/D Rate" with respect to each day during each Interest Period pertaining to a C/D Rate Loan shall mean a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/lOOth of 1%):

		       C/D Base Rate             + C/D Assessment Rate
	       -----------------------------
	       1.00 - C/D Reserve Percentage

     "C/D Rate Loans" shall mean Revolving Loans the rate of interest applicable to which is based upon the C/D Rate.

     "C/D Rate Tranche" shall have the meaning as signed to such term in the definition of "Tranche".

     "C/D Reserve Percentage" shall mean for any day as applied to any C/D Rate Loan that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding one billion Dollars in respect of new non-personal time deposits in Dollars in New York City having a maturity comparable to the Interest Period for such C/D Rate Loan and in an amount of $100,000 or more.

     "Certificate" shall mean one of any Series of Investor Certificates, the Variable Funding Certificate or the Transferor Certificate.

     "Certificate Owner" shall mean, with respect to a Book-Entry Certificate, the Person who is the owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as-an indirect participant, in accordance with the rules of such Clearing Agency).

     "Certificate Rate" shall mean, with respect to any Series of Certificates, the percentage (or formula on the basis of which such rate shall be determined) stated in the applicable Supplement, which rate shall be calculated on the basis of the actual number of days in each year and the actual number of days in each month unless otherwise stated in such Supplement.

     "Certificate Register" shall mean the register maintained pursuant to
Section 6.03 of the Pooling and Servicing Agreement, providing for the registration of the Certificates and transfer and exchanges thereof.

     "Certificated Notes" shall have the meaning specified in the Depositary Agreement.

     "Certificateholder" shall mean the Person in whose name a Certificate is registered in the Certificate Register.

     "Charge-Off Drawing" shall have the meaning specified in Section 2.02(a) of the LOC Reimbursement Agreement.

     "Charge-Off Ratio" shall mean, at any Determination Date with reference to the respective Receivables originated by the Ingram Book Company division of Ingram or by any Designated Subsidiary (each, an "Originator"), the percentage equivalent of a fraction the numerator of which is the aggregate Unpaid Balance of all Receivables originated by such Originator which were charged off as uncollectible during the three Settlement Periods immediately preceding such Determination Date and the denominator of which is the aggregate Unpaid Balance of all Receivables originated by such Originator during each of the three Settlement Periods preceding such Determination Date; provided, however, that at the Determination Date for the initial Settlement Period the Charge-Off Ratio shall be determined solely with reference to such initial Settlement Period, and at the Determination Date for the immediately succeeding Settlement Period, the Charge-Off Ratio shall be determined solely with reference to the initial Settlement Period and such succeeding Settlement Period.

     "Chemical's Prime Rate" shall mean the rate per annum announced by Chemical Bank from time to time as its prime rate in effect at its principal office on a 365/66 day basis; each change in Chemical's Prime Rate shall be effective on the date such change is announced to become effective.

     "Clearing Agency" shall mean an organization registered as a Clearing agency. pursuant to Section 17A of the Securities Exchange Act of 1934, as amended.

     "Clearing Agency Participant" shall mean a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

     "Closing Date" shall mean, when used in the Pooling and Servicing Agreement with respect to any Series or the Variable Funding Certificate, the date of issuance of such Series or the Variable Funding Certificate and when used in any of the Facilities Documents other than the Pooling and Servicing Agreement, the date of initial issuance of Commercial Paper.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

     "Collateral" shall have the meaning specified in Section 1 of the Security Agreement.

     "Collateral Account" shall have the meaning assigned to such term in
Section 4 of the Security Agreement.

     "Collateral Agent" shall mean Chemical Bank and any successor Collateral Agent appointed pursuant to the Security Agreement as agent for the benefit of the Secured Parties.

     "Collateral Agent Fee" shall mean the fee of the Collateral time to time pursuant to the letter agreement between the CP Issuer and the Collateral Agent dated as of February 10, 1993, as in effect on the date hereof.

     "Collection Account" shall have the meaning specified in Section 4.02 of the Pooling and Servicing Agreement.

     "Collections" shall mean, with respect to the Receivables on any Business Day, all amounts received by the Servicer since the prior Business Day in collected funds in payment of or in respect of the Receivables, including, without limitation, all cash proceeds (as such term is defined in the UCC) of any Related Security therefor and all amounts to be deposited into the Collection Account as a Transfer Deposit Amount pursuant to Section 2.04(c) or 3.03, or as proceeds of the sale of Receivables pursuant to Section 9.03 or
Article XII, of the Pooling and Servicing Agreement.

     "Commercial Paper", "Commercial Paper Notes" or "Notes". shall mean the promissory in the form of Exhibit A to the Depositary Agreement, issued by the Q Issuer on a discount basis in the commercial paper market, secured by the Variable Funding Certificate and having the benefit of the LOCs.

     "Commercial Paper Account" shall mean the Commercial Paper Account established pursuant to the Depositary Agreement.

     "Commercial Paper Deficit" shall have the meaning assigned to such term in Section 3.03(a) of the Liquidity Agreement.

     "Commercial Paper Percentage" shall mean, with respect to Advances, the ratio, expressed as a percentage, of the Principal Component of Outstanding Commercial Paper to the aggregate amount of Advances.

     "Commitment Fee" shall mean the amounts described as payable to the Liquidity Agent for the account of each Bank in Section 3.07 of the Liquidity Agreement.

     "Commtron's Discount" shall mean for any day, by reference to the immediately preceding Determination Date, an amount equal to the decimal equivalent of the sum of (i) 0.50%, (ii) the product of (A) the Base Rate per annum on the preceding Determination Date and (B) a fraction the numerator of which is the number of Days Sales Outstanding (solely with reference to Receivables originated by Commtron Corp. (or Ingram Entertainment Inc., as successor by merger thereto, if applicable)) as of the preceding Determination Date and the denominator of which is 365, and
(iii) the product of (A) 0.25% and (B) the same fraction as in the preceding clause (ii)(B), plus, in the event that the Charge-Off Ratio (solely with reference to Receivables originated-by Commtron Corp. (or Ingram Entertainment Inc., as successor, by merger thereto, if applicable)) for such Determination Date exceeds 0.50%, an amount equal to such excess.

     "Concentration Limit" shall mean at any time (i) for any Obligor the long-term unsecured senior debt obligations of which are rated at least
"AA" and "AA" by Standard & Poor's and Fitch, respectively, or the short term deposits or commercial paper of which is rated at least "A-1+" and "F-1+" by Standard & Poor's and Fitch, respectively, up to 10%, provided, that the aggregate concentration of all Obligors who individually exceed 2.5% by virtue of this clause (i) shall not exceed 50%, (ii) for any Obligor the long-term unsecured senior debt obligations of which are rated at least "A" and "A" by Standard & Poor's and Fitch, respectively, or the short term deposits or commercial paper of which is rated at least "A-1" and "F-1" by Standard & Poor's and Fitch, respectively, up to 5%, provided, that the aggregate concentration of all Obligors who individually exceed 2.5% by virtue of this clause (ii) shall not exceed 20%, and (iii) for any other Obligor, 2.5%, in each case multiplied by the sum of the Issuer Amount and the Aggregate Invested Amount, less any portion of the Aggregate Invested Amount not rated by the Rating Agencies. Initially, Obligors covered by clause (i) of the preceding sentence shall include Wal-Mart, at 10%, and Obligors covered by clause (ii) of the preceding sentence shall include
Walden Books and IT&T, at 5% each.

     "consolidated", "consolidating" and any derivative thereof each means, with reference to the accounts or financial reports of any Person, the consolidated accounts or financial reports of such Person and each Subsidiary of such Person determined in accordance with GAAP, including principles of consolidation, consistent with those applied in the preparation of the consolidated financial statements of Ingram.

     "Consolidated Assets" means, at any date, the total assets of Ingram and its Consolidated Subsidiaries as at such date.

     "Consolidated Current Assets" means, at any date, all amounts which would be included as current assets on a consolidated balance sheet of Ingram and its Consolidated Subsidiaries as at such date.

     "Consolidated Current Liabilities" means, at any date, all amounts which would be included as current liabilities on a consolidated balance sheet of Ingram and its Consolidated Subsidiaries as at such date.

     "Consolidated Current Ratio" means, at any date, the ratio of:

	   (a) Consolidated Current Assets as at such date, to

	   (b) Consolidated Current Liabilities as at such date.

     "Consolidated Fixed Charges" means, at any date, the sum of

	   (a) the aggregate annualized amount of fixed rentals payable by Ingram and its Consolidated Subsidiaries with respect to all leases of real and personal property having an original initial term of more than three
(3) years (including any required renewals or renewals at the sole option of the lessor or lessee) in effect as of such date (other than capitalized lease liabilities and leases between Ingram and its Consolidated Subsidiaries),

	   (b) the aggregate annualized interest charges payable on the aggregate principal amount of consolidated Debt of Ingram outstanding as of such date (using for the purpose of such calculation the interest rate with respect to such Debt in effect at such date), and

	   (c) the aggregate annualized amount of any other fixed charges payable by Ingram and its Consolidated Subsidiaries with respect to other financial undertakings of Ingram or any of its Consolidated Subsidiaries outstanding as of such date with a remaining term of more than one year from the date as of which the calculation of Consolidated Fixed Charges is made if such aggregate annualized amount exceeds one percent (1%) of Consolidated Net Income of Ingram for the preceding Fiscal Year excluding, however,

	     (i) any payment made on a routine and periodic basis pursuant to a contract calling for payments in an aggregate amount of $500,000 or less at the time of incurrence and that are payable in a lump sum or over a period of three (3) years or less,

	    (ii) any royalty payments,

	    (iii) any payments for the removal of natural resources that are removed for resale,

	    (iv) in the case of any Insurance Subsidiary, premiums for reinsurance incurred in the normal course of business, or

	    (v) capitalized lease liabilities and other obligations between Ingram and its Consolidated Subsidiaries.

     "Consolidated Leverage Ratio" means, at any date, the ratio of:

	   (a) consolidated Debt as at such date, to

	   (b) consolidated Stockholders' Equity as at such date.

     "Consolidated Liabilities" means, at any date, the sum of all obligations of Ingram and its Consolidated Subsidiaries as at such date.

     "Consolidated Net Income Available for Fixed Charges" means, for any period, consolidated net income of Ingram for such period before deducting therefrom each of Consolidated Fixed Charges for such period and provisions for taxes in respect of Consolidated Net Income for such period.

     "Consolidated Stockholders' Equity means, at any date:

	   (a) Consolidated Assets as at such date, less

	   (b) Consolidated Liabilities as at such date.

     "Consolidated Subsidiary" means any Subsidiary whose financial statements are required in accordance with GAAP to be consolidated with the consolidated financial statements of Ingram.

     "Connsolidated Working Capital" means, at any date:

	   (a) Consolidated Current Assets as at such date, less

	   (b) Consolidated Current Liabilities as at such date.

     "Contract" shall mean either a written agreement between Ingram or a Designated Subsidiary and another Person, or an invoice pursuant to an open account or a written agreement of a Person, pursuant to which such Person is obligated to pay for goods, merchandise and/or services.

     "Controlling Party" shall mean the Liquidity Agent acting at the direction of the Required Banks; and after the Liquidity Commitment has been terminated or reduced to zero and there are no Loans outstanding, the holders of 51% of the Commercial Paper then Outstanding; and if there is no Commercial Paper Outstanding, the Depositary; and if no amounts remain owing to the Depositary, the Required LOC Issuers.

     "Conveyance Papers" shall have the meaning specified in Section 4.1(b) of the Purchase Agreement.

     "Corporate Trust Office" shall mean the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of the Pooling and Servicing Agreement is located at 450 West 33rd Street, New York, New York 10001 (Attention: Corporate Trust Department).

     "CP Dealer" shall mean Merrill Lynch Money Markets Inc. as dealer for the Commercial Paper or any successor dealer for the Commercial Paper appointed by the CP Issuer.

     "CP Dealer Agreement" shall mean the CP Dealer Agreement, dated as of February 10, 1993, between the CP Issuer and the CP Dealer, as amended from time to time.

     "CP Issuer" shall mean Distribution Funding Corporation, a Delaware corporation, or any other Holder of the Variable Funding Certificate.

     "CP Matured Value" shall mean the face amount of Outstanding Commercial Paper.

     "CPMS System" shall have the meaning assigned to such term in Section 3 of the Depositary Agreement.

     "Credit and Collection Policy" shall mean the Servicer's credit extension policies and procedures and collection practices relating to Receivables and Contracts as in effect on the Initial Closing Date, as set forth in Exhibit G to the Pooling and Servicing Agreement, and as the same may be modified from time to time in accordance with Section 3.03(k) of the Pooling and Servicing Agreement.

     "Credit Utilization" shall have the meaning assigned to such term in
Section 6.02 of the Liquidity Agreement.

     "Credits" shall mean an amount equal to the sum, without duplication, of (a) the aggregate reduction effected on any date of determination in the Unpaid Balances of any Receivables attributable to any defective, rejected or returned goods, merchandise or services, any cash or other discount, or any other adjustment granted with respect thereto by the Servicer, (b) the aggregate reduction effected on such date in the Unpaid Balances of any Receivables resulting from any setoff in respect of any claim by any Obligor thereunder against Ingram or the Designated Subsidiary which originated the Receivable (whether or not such claim is related to the transaction giving rise to the related Receivable), (c) the aggregate reduction effected on any date in the Unpaid Balances of any Receivables resulting from any setoff by Ingram or the Designated Subsidiary which originated the Receivable of a claim against Ingram or such Designated Subsidiary in favor of the Obligor under such Receivable against the Receivable of such Obligor (whether or not such claim is related to the transaction giving rise to the related Receivable), but not to the extent that any Receivable so reduced would, on the date of such Credit, constitute a Defaulted Receivable, (d) the aggregate Unpaid Balances of any Receivables which on such date become subject to an Adverse Claim or with respect to which the Buyer, pursuant to the Purchase Agreement, or the Trustee, pursuant to the Pooling and Servicing Agreement does not acquire or ceases to have a valid transfer and assignment of all right, title and interest therein and (e) all offsets, discounts and other charges to any Receivable resulting from sales and marketing activities of Ingram and the Obligor, including, without limitation, offsets or discounts for rapid payment, coupon collection, display allowances or cooperative advertising.

     "Cut-Off Date" shall mean February 10, 1993.

     "Daily Report" shall mean a report showing the date and making the computations included in the form of the Daily Report attached as Exhibit E to the Pooling and Servicing Agreement.

     "Date of Processing" shall mean, with respect to any transaction by Ingram or a Designated Subsidiary which generates a Receivable, the date that such transaction has been or should have been first recorded on the computer master file of Receivables maintained by the Servicer (without regard to the effective date of such recordation).

     "Days Sales Outstanding" shall mean, at any Determination Date, the amount determined by multiplying (i) 30.42 by (ii) a fraction, the numerator of which is equal to the average of the beginning and ending Unpaid Balance of Receivables for the preceding Settlement Period, and the denominator of which is equal to net sales for the preceding Settlement Period.

     "Debt of any Person means and includes the sum of the following (without duplication):

	   (a) all obligations of such Person for borrowed money, all obligations evidenced by bonds, debentures, notes, investment repurchase agreements or other similar instruments, and all securities issued by such Person providing for mandatory payments of money, whether or not contingent;

	   (b) all obligations of such Person pursuant to revolving credit agreements or similar arrangements to the extent then outstanding;

	   (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business and leases of personal property not required to be capitalized under FASB Statement 13;

	   (d) all obligations of such Person as lessee under capitalized lease liabilities calculated in accordance with GAAP;

	   (e) all obligations of such Person to purchase securities (or other property) which arise out of or in connection with the sale of the same or substantially similar securities or property;

	   (f) all obligations to reimburse for outstanding disbursements made under all letters of credit and bankers' acceptances issued for the account of such Person;

	   (g) all Debt of others secured by a Lien of any kind on any asset of such Person, whether or not such Debt is assumed by such Person; and

	   (h) all guarantees, endorsements and other contingent liabilities of or in respect of, or to purchase or otherwise acquire, the Debt of another Person;

provided, however, that it is understood and agreed that the following are not "Debt":

	       (i) obligations to pay the deferred purchase price for the acquisition of any business (whether by way of merger, sale of stock or assets or otherwise) to the extent that such obligations are contingent upon attaining performance criteria such as earnings and such criteria shall not have been achieved;

	       (ii) obligations to repurchase securities issued to employees pursuant to any Plan upon the termination of their employment or other events, to the extent that the amount of such obligations does not exceed thirty percent (30%) of Consolidated Stockholders' Equity as at the date of calculation of Debt;

	      (iii) obligations to match contributions of employees under any Plan;

	      (iv) any contingent obligations with respect to letters of credit;

	      (v) the obligations of any Insurance Subsidiary to any relevant lender for financing of balances due under premium finance contracts entered into by such Insurance Subsidiary, provided such obligations are not covered by a guarantee of any Obligor or any of their respective Subsidiaries (excepting each such Insurance Subsidiary or any of their immediate parents (other than any of the Obligors)); and

	      (vi) guarantees of any Obligor or any of their respective Subsidiaries that are guarantees of (x) contingent obligations covered by guarantees of any Insurance Subsidiary in the form of insurance policies, surety bonds or similar assurances issued by each such Insurance Subsidiary in the ordinary course of business and for which each such Insurance Subsidiary is compensated, or (y) performance, reclamation or similar bonds issued for the benefit of any Subsidiary of Ingram, which would not be included on the consolidated financial statements of any Obligor.

     "Debtor Relief Laws" shall mean the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, readjustment of debt, marshaling of assets or similar debtor relief laws of the United States, any state or any foreign country from time to time in effect affecting the rights of creditors generally.

     "Default" shall mean any of the events specified in Section 8.01 of the Liquidity Agreement, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

     "Default Ratio" shall mean, at any Determination Date, the percentage equivalent of a fraction the numerator of which is the Unpaid Balance of Adjusted Eligible Receivables which first became Defaulted Receivables during the three Settlement Periods immediately preceding such Determination Date and the denominator of which is the sum of the Unpaid Balance of all Adjusted Eligible Receivables held in the Trust at the end of each of the three Settlement Periods preceding such Determination Date; provided, however, that at the Determination Date for the initial Settlement Period the Default Ratio shall be determined solely with reference to such initial Settlement Period, and at the Determination Date for the immediately succeeding Settlement Period, the Default Ratio shall be determined solely with reference to the initial Settlement Period and such succeeding Settlement Period.

     "Defaulted Amount" shall mean, with respect to any Determination Date, the sum of the amount of Principal Receivables which were Eligible Receivables at the time such Principal Receivables were created which became Defaulted Receivables in the Settlement Period relating to such Determination Date, less the full amount of such Defaulted Receivables which have been actually reassigned to the Transferor under Section 2.04(c) of the Pooling and Servicing Agreement or to the Servicer under Section
3.03 of the Pooling and Servicing Agreement with respect to such Settlement Period; provided, however, that if one of the events described in Section 9.01(iii) or Section 9.02(iii) of the Pooling and Servicing Agreement occurs with respect to the Transferor, the amounts of such Defaulted Receivables to the extent not recovered which are subject to transfer pursuant to Section 2.04(c) of the Pooling and Servicing Agreement shall not be so subtracted and, if any of the events described in Section 10.01(d) of the Pooling and Servicing Agreement occur with respect to the Servicer, the amount of such Defaulted Receivables to the extent not recovered which are subject to transfer pursuant to Section 3.03 of the Pooling and Servicing Agreement shall not be so subtracted.

     "Defaulted Receivable" shall mean a Receivable (i) which remains unpaid on the 91st day after the Contract due date for such Receivable or
(ii) the Obligor on which becomes subject to or seeks the benefit of any Debtor Relief Law.

     "Definitive Certificates" shall have the meaning specified in Section
6.11 of the Pooling and Servicing Agreement.

     "Delinquent Receivable" shall mean any Eligible Receivable that is not a Defaulted Receivable as to which all or any part of the outstanding balance remains unpaid more than 60 days past the Contract due date.

     "Depositary" shall mean Chemical Bank and any successor Depositary appointed pursuant to the terms of the Depositary Agreement.

     "Depositary Agreement" shall mean the Depositary Agreement, dated as of February 10, 1993, between the CP Issuer and Chemical Bank, as depositary, as amended from time to time.

     "Depositary Authorization Letter" shall have the meaning assigned to such term in Section 2 of the Depositary Agreement.

     "Depositary Fee" shall mean the fee of the Depositary, payable from time to time pursuant to the letter agreement between the CP Issuer and the Depositary dated February 10, 1993, as in effect on the date hereof.

     "Deposited Funds" shall mean all funds then on deposit in the Collateral Account (including Permitted Investments thereof) as provided in the Security Agreement.

     "Designated Persons" shall have the meaning assigned to such term in
Section 2 of the Depositary Agreement.

     "Designated Subsidiary" shall mean each Subsidiary which is designated as a Designated Subsidiary pursuant to Section 2.2 of the Purchase Agreement and which has not (i) been removed as a Designated Subsidiary in accordance with Section 2.2 of the Purchase Agreement, or (ii) ceased to be a Subsidiary. The Designated Subsidiaries shall initially consist of Ingram Micro Inc. (a California corporation) and Commtron Corp. (or
Ingram Entertainment Inc. as successor by merger thereto, if applicable).

     "Determination Date" shall mean, with respect to any Settlement Period, the tenth day of the next calendar month or if such day is not a Business Day, the next succeeding Business Day.

     "Dilution Ratio" shall mean, at any Determination Date, the percentage equivalent of a fraction the numerator of which is the aggregate amount of Credits with respect to Adjusted Eligible Receivables which occurred during the three Settlement Periods immediately preceding such Determination Date and the denominator of which is the sum of the Unpaid Balance of all Adjusted Eligible Receivables held in the Trust at the end of each of the three Settlement Periods preceding such Determination Date; provided, however, that at the Determination Date for the initial Settlement Period the Dilution Ratio shall be determined solely with reference to such initial Settlement Period, and at the Determination Date for the immediately succeeding Settlement Period, the Dilution
Ratio shall be determined solely with reference to the initial Settlement Period and such succeeding Settlement Period.

     "Discount Factor" shall mean for any day, by reference to the Determination Date immediately preceding such day, 10.0% plus:

	   (a) in the event that the highest Default Ratio in effect for any of the preceding 12 Settlement Periods (or since the Initial Closing Date until 12 Settlement Periods shall have elapsed) (the "Base Default Ratio") for such Determination Date exceeds 1.36%, an amount equal to the product of (A) 10 and (B) such Base Default Ratio minus 1.36%; plus

	   (b) in the event the Carrying Cost Daily Factor (expressed on a per annum basis which is equal to the Carrying Cost Daily Factor multiplied by
365) on such Determination Date or either of the Carrying Cost Daily Factors (expressed on a per annum basis) on the two preceding Determination Dates (the greatest of such three being referred to as the "Base Factor") exceeds
10%, an amount equal to the product of (A) the excess of the Base Factor over 10% and (B) the Days Sales Outstanding for the preceding Settlement Period divided by the number of days in the current year.

     "Dollars" and USA shall mean dollars in lawful currency of the United States of America.

     "Domestic Dollar Loans" shall be the collective reference to C/D Rate Loans and Base Rate Loans.

     "Domestic Lending Office" shall mean, initially, the office of a Bank designated as such in Schedule I to the Liquidity Agreement; thereafter, such other office of such Bank, if any, which shall be making C/D Rate Loans and Base Rate Loans.

     "Drawing Certificate" shall mean a certificate in the form of Annex A or Annex B of the LOC Reimbursement Agreement.

     "DTC" shall have the meaning specified in the Depositary Agreement.

     "DTC's CP Program" shall have the meaning specified in the Depositary Agreement.

     "Eligible Institution" shall mean a depository institution (which may be the Trustee) organized under the laws of the United States or any one of the states thereof, including the District of Columbia, which either (i) at all times has a long-term unsecured debt rating of at least AAA. by Standard ~ Poor's and, if rated by Fitch, "AAA" by Fitch, and which is a member of the FDIC or (ii) maintains the applicable account as a fully segregated trust account with the trust department of such institution and is rated "BBB-" or "A-3" or higher by Standard & Poor's and, if rated by Fitch, is rated
"BBB-" or "F-3" or higher by Fitch.

     "Eligible Receivable" shall mean a Receivable:

	       (i) that has arisen in the ordinary course of business from the sale of Ingram's or a Designated Subsidiary's goods, merchandise or services;

	       (ii) with respect to which the Obligor's obligation to pay is evidenced by a Contract and such Contract provides for full payment of the amount thereof in accordance With the Credit and Collection Policy (subject to any applicable Sales and Marketing Discount and normal return policy), the delivery of the goods or merchandise or the rendering of the services giving rise to such Receivable has been completed and such goods or merchandise or such services have been accepted by the Obligor;

	       (iii) that is not, as of the date of transfer to the Trust, a Delinquent Receivable or a Defaulted Receivable

	       (iv) which does not constitute an obligation of the United States, or, to the extent any applicable law would prohibit the assignment of any such Receivable to the Trust, any state or other political subdivision thereof, or any agency, instrumentality or subdivision of any of the foregoing;

	       (v) that was created in compliance, in all material respects, with the Credit and Collection Policy and all Requirements of Law applicable to Ingram or the applicable Designated Subsidiary and pursuant to a Contract that complies, in all material respects, with the Credit and Collection Policy and all Requirements of Law applicable to Ingram or the applicable Designated Subsidiary, that was purchased by Funding in accordance with the Purchase Agreement, and, as of the date of transfer under the Purchase Agreement and the Pooling and Servicing Agreement, the terms of which have not been extended or modified except in accordance with the Credit and Collection Policy;

	       (vi) with respect to which all consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by Ingram or the applicable Designated Subsidiary in connection with the creation of such Receivable or the execution, delivery and performance by Ingram or the applicable Designated Subsidiary of the related Contract, have been duly obtained, effected or Given and are in full force and effect as of such date of creation;

	       (vii) as to which, at the time of the creation and transfer to Funding of such Receivable, Ingram or a Designated Subsidiary had good and marketable title thereto free and clear of all Liens and Adverse Claims;

	       (viii) that arises under a Contract which has been duly authorized and which, together with such Receivable, is in full force and effect and such Contract, together with such Receivable, constitutes the legal, valid and binding payment obligation of the Obligor with respect thereto, enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

	       (ix) neither such Receivable nor the related Contract is subject to any dispute, offset, defense or counterclaim (other than a Sales and Marketing Discount or normal return policy) with respect to the underlying obligation which has been communicated to the Seller or about which the Seller has knowledge;

	       (x) that is an account receivable representing all or part of the sales price of merchandise, insurance or services (within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended);

	       (xi) that is denominated and payable only in United States dollars and payable to a Lock-Box Account in the United States of America;

	       (xii) the Obligor of which (A) is not bankrupt, insolvent, undergoing composition or adjustment of debts or unable to make payment of its obligations when due, (B) is located (within the meaning of Section 9-103 of the applicable UCC) within the United States of America and (C) is not an Affiliate of Ingram;

	       (xiii) that constitutes an "account" under and as defined in
     Section 9-106 of the UCC as then in effect in the States of New York, California, Tennessee and Delaware; and

	       (xiv) that arises out of any Existing Business or any New Business of Ingram or a Designated Subsidiary.

An Eligible Receivable which becomes a Defaulted Receivable after it has been transferred to the Trust shall no longer constitute an Eligible Receivable, provided, that so long as such Eligible Receivable was not, as of the date of transfer to the Trust, a Delinquent Receivable or a Defaulted Receivable, neither the Seller nor the Transferor shall have any obligation under the Purchase Agreement, the Pooling and Servicing Agreement or otherwise to repurchase such Receivable.

     "Eligible Servicer" shall mean Ingram or an entity (which may include the Trustee) which, at the time of its appointment as Servicer, (i) is servicing a portfolio of trade receivables, (ii) is legally qualified and has the capacity to service the Receivables, (iii) has demonstrated the ability to service professionally and completely a portfolio of similar accounts in accordance with high standards of skill and care, (iv) shall have a net worth of at least $100,000,000; (v) is qualified and, if required, licensed to use the software that the Servicer is then currently using to service the Receivables or obtains the right to use or has software which is adequate to perform its duties under the Pooling and Servicing Agreement (including pursuant to a license from or other agreement with Ingram or any of its Affiliates); provided, however, that no such entity shall be deemed to be an Eligible Servicer if it is a direct competitor of Ingram or any Designated Subsidiary thereof.

     "ERISA" shall mean the Employee Retirement Income Security~Act of 1974, as amended from time to time, and the regulations promulgated thereunder.

     "ERISA Affiliate" shall mean with respect to any Person, at any time, each trade or business (whether or not incorporated) that would, at the time, be treated together with such Person as a single employer under Section 4001 of ERISA or Sections 414(b), (c), (m) or (o) of the Internal Revenue Code.

     "Eurodollar Lending Office" shall mean, initially, the office of a Bank designated as such in Schedule I to the Liquidity Agreement;
thereafter, such other office of such Bank, if any, which shall be making Eurodollar Loans.

     "Eurodollar Loans" shall mean Revolving Loans that bear interest for the Interest Period applicable thereto at an interest rate based upon the LIBOR Rate (Reserve Adjusted).

     "Eurodollar Tranche" shall have the meaning assigned to such term in the definition of "Tranche".

     "Event of Default" shall mean any of the events specified in Section
8.01 of the Liquidity Agreement, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

     "Event of Termination" shall have, with respect to any Series or the Variable Funding Certificate, the meaning specified in Section 9.01 or
9.02 of the Pooling and Servicing Agreement, respectively.

     "Excess Amount Allocation" shall have the meaning specified in Section 4.03(b)(vi) of the Pooling and Servicing Agreement.

     "Excess Term Receivables" shall mean for any day, by reference to the Determination Date immediately preceding such day, commencing with the Determination Date in April 1993, those Eligible Receivables (as designated by the Servicer) held in the Trust as of the last Business Day of the related Settlement Period and having an Original Term in excess of 60 days, which, if excluded from the Eligible Receivables held in the Trust as of such last Business Day, would result in the Weighted Average Term as of such last Business Day being not more than 60 days to the extent such Weighted Average Term would otherwise exceed 60 days, provided, however, that to the extent that it is necessary to designate Excess Term Receivables by reason of the calculation performed on any Determination Date, in lieu of waiting for the nest succeeding Determination Date to recalculate such requirement as provided above, the Servicer may, at its election, perform such calculation as often as daily, in each case with reference to the Eligible Receivables held in the Trust as of the end of the prior Business Day, until such Excess Term Receivables are no longer required.

     "Existing Businesses" shall mean those businesses in which Ingram or any Designated Subsidiary are engaged on the Initial Closing Date (or, in the case of a Designated Subsidiary which becomes a Designated Subsidiary after the Initial Closing Date (and with the consent of all of the Banks), those businesses in which such Designated Subsidiary is engaged on the date on which such Designated Subsidiary becomes a Designated Subsidiary).

     "Exiting Bank" shall have the meaning specified in Section 4.02(c) of the Liquidity Agreement.

     "Exiting LOC Issuer" shall have the meaning specified in Section 2.01(e) of the LOC Reimbursement Agreement.

     "Expiration Date" with respect to a Bank shall mean December 31, 1995 or, if such Bank's Percentage of the Liquidity Commitment is extended pursuant to
Section 4.02(a) of the Liquidity Agreement, two years after the date of the Expiration Date in effect for such Bank immediately prior to the time of the most recent extension for such Bank.

     "Extension Period" shall have the meaning set forth in Section 4.02(a) of the Liquidity Agreement.

     "Facilities Costs" shall mean, collectively, Facilities Costs 1, Facilities Costs 2, Facilities Costs 3, Facilities Costs 4 and Facilities Costs 5.

     "Facilities Costs 1" shall have the meaning assigned to such term in
Section 9(a) of the Security Agreement.

     "Facilities Costs 2" shall have the meaning assigned to such term in
Section 9(a) of the Security Agreement.

     "Facilities Costs 3" shall have the meaning assigned to such term in
Section 9(a) of the Security Agreement.

     "Facilities Costs 4" shall have the meaning assigned to such term in
Section 9(a) of the Security Agreement.

     "Facilities Costs 5" shall have the meaning assigned to such term in
Section 9(a) of the Security Agreement.

     "Facilities Costs Account" shall mean the subaccount of the Collateral Account into which a portion of the payments with respect to the Variable Funding Certificate will be deposited and held for the payment of Facilities Costs and such other applications as are provided for in the Security Agreement.

     "Facilities Documents" shall mean the Liquidity Agreement, the Loan Notes, the Pooling and Servicing Agreement, including the Variable Funding Supplement thereto, the Depositary Agreement, the LOC Reimbursement Agreement, the LOC, the CP Dealer Agreement, the Management Agreement and the Security Agreement.

     "Final Trust Termination Date" shall have the meaning specified in
Section 12.01 of the Pooling and Servicing Agreement.

     "Fiscal Year" shall mean each fiscal year of the CP Issuer.

     "Fitch" shall mean Fitch Investors Service, Inc.

     "Funding" shall mean Ingram Funding Inc. a Delaware corporation.

     "GAAP" or generally accepted accounting principles. shall mean as of the date of any determination with respect thereto, generally accepted accounting principles as used by the Financial Accounting Standards Board and/or the American Institute of Certified Public Accountants on such date.

     "General Account" shall mean the sub-account of the Collateral Account into which amounts initially transferred to the Collateral Account are held until transferred into another sub-account or otherwise used in accordance with the Security Agreement.

     "Governmental Authority" shall mean the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Holder" shall mean, in the case of the Certificates, the Person in whose name a Certificate is registered as owner in the Certificate Register.

     "Imputed Yield" shall mean with respect to any date of determination the product of the Unpaid Balances of the Receivables and the Discount Factor.

     "Imputed Yield Collections" shall have the meaning specified in Section 4.03(b) of the Pooling and Servicing Agreement.

     "Incumbency Certificate" shall have the meaning assigned to such term in
Section 2 of the Depositary Agreement.

     "Indebtedness" of a Person shall mean such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property other than accounts payable arising in the ordinary course of such Person's business on terms customary in the trade, (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments,
(v) obligations for which such Person is obligated pursuant to a guaranty and
(vi) obligations in respect of a lease of property which is required to be capitalized in accordance with GAAP.

     "Indemnitee" shall have the meaning assigned to such term in Section 10.04(b) of the Liquidity Agreement.

     "Ingram" shall mean Ingram Industries Inc., a Tennessee corporation.

     "Initial Closing Date" shall mean February 10, 1993.

     "Initial Invested Amount" shall mean, with respect to any Series, the excess of (a) the amount stated as such in the applicable Supplement over (b) the initial principal amount of any Certificate of such Series delivered to the Trustee pursuant to Section 2.09 of the Pooling and Servicing Agreement.

     "Initial Issuer Amount" shall mean, with respect to the Variable Funding Certificate, the amount stated in the Variable Funding Supplement.

     "Insolvency" shall mean, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

     "Insolvency" shall mean having the condition of Insolvency.

     "Insurance Subsidiary" means any Subsidiary of Ingram that is a licensed insurance company under all applicable laws and shall initially include PGA Service Corporation, Permanent Assurance Corporation, Permanent General Assurance Corporation of Ohio and Tennessee In surance Company.

     "Interest Account" shall mean the sub-account of the Collateral Account into which the proceeds of the Collateral to be used to pay the Interest Component and accrued interest on Loans and LOC Disbursements will be deposited and held exclusively for payment of such Interest Component.

     "Interest Component" shall mean when used with respect to Commercial Paper issued on a discount basis the excess of the CP Matured Value over the purchase price with respect thereto.

     "Interest Funding Account" shall mean, for any Series, the account, if any, established pursuant to the related Supplement in which amounts representing interest payable on the Investor Certificates of such Series will be deposited and held until paid to Certificateholders.

     "Interest Payment Date" shall mean (a) as to any Base Rate Loan, each Business Day to occur after any such Loan is made under the Liquidity Agreement, (b) as to any Eurodollar Tranche having an Interest Period of one, two or three months, and any C/D Rate Tranche having an Interest Period of 30, 60 or 90 days, the last day of the applicable Interest Period with respect thereto and (c) as to any Eurodollar Tranche or C/D Rate Tranche having an Interest Period of six months or 180 days, respectively, the date which is three months or 90 days, respectively, after the commencement of such Interest Period and the last day of such Interest Period.

     "Interest Period" shall mean

       (a) with respect to any Eurodollar Loan:

	       (i) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the CP Issuer in a notice of borrowing or notice of conversion, as the case may be, given with respect thereto in accordance with the Liquidity Agreement and

	       (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the CP Issuer in a notice of conversion or notice of continuation, as the case may be, given with respect thereto in accordance with the Liquidity Agreement;

	    (b) with respect to any C/D Rate Loan:

	       (i) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such C/D Rate Loan and ending 30, 60, 90 or 180 days thereafter, as selected by the CP Issuer in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto in accordance with the Liquidity Agreement; and

	       (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such C/D Rate Loan and ending 30, 60, 90 or 180 days thereafter, as selected by the CP Issuer in a notice of conversion or continuation, given with respect thereto and in accordance with the Liquidity Agreement;

     provided that the foregoing provisions relating to Interest Periods are subject to the following:

	       (i) if any Interest Period relating to a C/D Rate Loan would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day;

	       (ii) if any Interest Period with respect to any Eurodollar Loan would otherwise end on a day which is not a Working Day, such Interest Period shall be extended to the next succeeding Working Day, unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Working Day;


	       (iii) any Interest Period that would otherwise extend beyond the Scheduled Maturity Date shall end on such date;

	       (iv) any Interest Period with respect to a Eurodollar Loan which begins on the last Working Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Working Day of a calendar month; and

	       (v) the CP Issuer shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan or C/D Rate Loan during an Interest Period for such Loan.

     "Invested Amount" shall mean, for any day when used with respect to any Series, an amount equal to (a) the Initial Invested Amount minus (b) the aggregate amount of payments of principal paid with respect to such Series of Certificates prior to such day (including any amounts paid to the Investor Certificateholders with respect to Investor Default Amounts) minus (c) the excess, if any, of the aggregate amount of Investor Charge-Offs of such Series over such Investor Charge-Offs which have been reimbursed prior to such day and minus (d) the principal amount of any Investor Certificate cancelled pursuant to Section 2.09 of the Pooling and Servicing Agreement.

     "Invested Percentage" shall mean, with respect to any Series for any day, (i) except as set forth in clause (ii) below, the decimal equivalent of a fraction the numerator of which is the Invested Amount as of the end of the preceding Business Day and the denominator of which is the sum of
(A) Adjusted Eligible Principal Receivables and (B) the product of (x) the amount, if any, held in the Transferor Account for such preceding Business Day multiplied by (y) 100% minus the Discount Factor as of the most recent Determination Date; and (ii) when used in respect of Principal Receivables during the related Amortization Period, the decimal equivalent of a fraction the numerator of which is the Invested Amount at the end of the last day prior to the related Amortization Period Commencement Date and the denominator of which is the greater of (a) the sum of (1) Adjusted Eligible Principal Receivables and (2) the product of (x) the amount, if any, held in the Transferor Account at the end of the last day of the prior Settlement Period multiplied by (y) 100% minus the Discount Factor as of the most recent Determination Date and (b) the sum of the initial numerator of each fraction used to determine such Invested Percentage for all outstanding Series of Investor Certificates and the Maximum Program Amount as the numerator used to determine the corresponding Issuer Percentage.

     "Investor Certificate" shall mean a certificate issued under Section 6.01 of the Pooling and Servicing Agreement hereof by the Transferor and authenticated by or-on behalf of the Trustee, substantially in the form of Exhibit A to the Pooling and Servicing Agreement.

     "Investor Certificateholder" shall mean the Holder of record of an Investor Certificate as indicated in the Certificate Register.

     "Investor Charqe-Offs" shall mean with respect to each Series for any Payment Date, the excess, if any, of the Investor Default Amount for such Payment Date over the Investor Default Amount that may be reimbursed from that portion of Imputed Yield Collections available therefor pursuant to the Pooling and Servicing Agreement, or from any other source specified in the applicable Supplement.

     "Investor Default Amount" shall mean, with respect to each Series for any Determination Date, an amount equal to the product of (a) the Defaulted Amount for such Determination Date and (b) the Invested Percentage with respect to such Series for such Determination Date.

     "Investor Interest" shall have the meaning specified in Section 4.01 of the Pooling and Servicing Agreement.

     "Issuance Date" shall have the meaning, with respect to the Variable Funding Certificate or any Series issued pursuant to Section 6.09 of the Pooling and Servicing Agreement, stated in such Section.

     "Issuance Notice" shall have the meaning, with respect to the Variable Funding Certificate or any Series issued pursuant to Section 6.09 of the Pooling and Servicing Agreement, stated in such Section.

     "Issuer Additional Amount" shall have the meaning specified in Section
6.10 of the Pooling and Servicing Agreement.

     "Issuer Amount" shall mean for any day when used with respect to the Variable Funding Certificate, an amount equal to (a) the Initial Issuer Amount, plus (b) the aggregate principal amount of the purchases by the Holder of the Variable Funding Certificate of any Issuer Additional Amounts through the end of the preceding Business Day pursuant to Section 6.10 of the Pooling and Servicing Agreement, minus (c) the aggregate amount of payments of principal paid to the Holder of the Variable Funding Certificate prior to such day (including any amounts paid to the Holder of the Variable Funding Certificate under Sections 4.05(c) and (I) of the Pooling and Servicing Agreement as set forth in the Variable Funding Supplement), minus (d) the Issuer Charge-Offs as of the end of the preceding Business Day.

     "Issuer Charge-Offs" shall mean with respect to the Variable Funding Certificate for any Business Day, the excess, if any, of the Issuer Default Amount for such Business Day over the Issuer Default Amount that may be reimbursed from that portion of Imputed Yield Collections available therefor pursuant to the Pooling and Servicing Agreement, or from any other source specified in the Variable Funding Supplement.

     "Issuer Default Amount" shall mean, with respect to the Variable Funding Certificate for any Busi ness Day, an amount equal to the product of (a) the Defaulted Amount for the Determination Date on or immediately prior to such Business Day, (b) the Issuer Percentage for such Business Day and (c) a fraction the numerator of which is the number of calendar days from the Business Day preceding such Business Day to such Business Day and the denominator of which is the number of days in the Settlement Period in which such Determination Date occurs.

     "Issuer Default Deficiency Amount" shall have the meaning specified in
Section 4.05(f) of the Pooling and Servicing Agreement, as set forth in the Variable Funding Supplement.

     "Issuer Imputed Yield Collections" shall have the meaning specified in
Section 4.05(a) of the Variable Funding Supplement.

     "Issuer Interest" shall have the meaning specified in Secition 4.01 of the Pooling and Servicing Agreement.

     "Issuer's Interest Rate" shall mean with respect to a Settlement Period, a per annum interest rate which if multiplied by the weighted average Issuer Amount with respect to each day during such Settlement Period would produce, on the basis of a 365 or 366-day year, as the case may be, an amount equal to the Carrying Costs for such Settlement Period.

     "Issuer Percentage" shall mean with respect to the Variable Funding Certificate for any Business Day, (i) except as set forth in clause (ii) below, the decimal equivalent of a fraction the numerator of which is the Issuer Amount as of the end of the preceding Business Day and the denominator of which is the sum of (A) Adjusted Eligible Principal Receivables and (B.) the product of (x) the amount, if any, held in the Transferor Account for such preceding Business Day multiplied by (y) 100% minus the Discount Factor as of the most recent Determination Date; and
(ii) when used in respect of Principal Receivables during the Amortization Period, the decimal equivalent of a fraction the numerator of which is the Issuer Amount as of the end of the last day prior to the Amortization Period Commencement Date and the denominator of which is the greater of (a) the sum of (1) Adjusted Eligible Principal Receivables and (2) the product of (x) the amount, if any, held in the Transferor Account on the last day of the prior Settlement Period multiplied by (y) 100% minus the Discount Factor as of the most recent Determination Date and (b) the sum of the Maximum Program Amount as the numerator used to determine such Issuer Percentage and the initial numerators for each fraction used to determine the corresponding Invested Percentages for all outstanding Series of Investor Certificates.

     "Letter" shall have the meaning specified in Section 10(a) of the Depositary Agreement.

     "Letter of Representations" shall mean the agreement among the Transferor, the Trustee and the initial Clearing Agency, with respect to any Book-Entry Certificates.

     "LIBOR Rate" shall mean, relative to any Interest Period for LIBOR Rate Loans, the rate of interest equal to the average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the rates per annum at which Dollar deposits in immediately available funds are offered to each Reference Bank's LIBOR office in the London interbank market as at or about 11:00 a.m., London time, two Business Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period, and in an amount approximately equal to the amount of each such Reference
Bank's Eurodollar Rate Loan and for a period approximately equal to such Interest Period.

     "LIBOR Rate (Reserve Adjusted)" means, relative to any Loan to be made, continued or maintained as, or converted into, a Eurodollar Rate Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:

		    LIBOR Rate            LIBOR Rate
				     --------------------
		(Reserve Adjusted)   1.00 - LIBOR Reserve
					   Percentage

     The LIBOR Rate (Reserve Adjusted) for any interest Period for Eurodollar Rate Loans will be determined by the Liquidity Agent on the basis of the LIBOR Reserve Percentage in effect on, and the applicable rates furnished to and received by the Liquidity Agent from the Reference Banks, two Business Days before the first day of such Interest Period.

     "LIBOR Reserve Percentage" means, relative to any Interest Period for Eurodollar Rate Loans, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the P.R.S. Board and then applicable to assets or liabilities consisting of and including "Eurocurrency Liabilities", as currently defined in Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Interest Period.

     "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC or-comparable law of any jurisdiction to evidence any of the foregoing; provided, however, that any assignment permitted by Sections 6.03(b), 7.02, or 7.04 of the Pooling and Servicing Agreement shall not be deemed to constitute a Lien; provided, further, however, that the lien created by the Pooling and Servicing Agreement shall not be deemed to constitute a Lien.

     "Liquidity Agent" shall mean Chemical Bank and any successor Liquidity Agent appointed pursuant to the Liquidity Agreement.

     "Liquidity Agreement" shall mean the Liquidity Agreement, dated as of February 10, 1993, among the CP Issuer, Ingram, Funding, the banks named therein and the Liquidity Agent, as amended from time to time.

     "Liquidity Banks" shall mean the banks making or having the obligation to make Liquidity Loans pursuant to the Liquidity Agreement.

     "Liquidity Commitment shall mean the obligation of the Banks to make Loans in an aggregate principal amount at any one time outstanding not to exceed (i) prior to the Amortization Period Commencement Date with respect to the Variable Funding Certificate, $150,000, 000 and (ii) on the Amortization Period Commencement Date with respect to the Variable Funding Certificate and on each date thereafter, the Requisite Commitment Level on such date.

     "Liquidity Fee" shall mean the fees payable to the Liquidity Banks pursuant to Section 3.07 of the Liquidity Agreement.

     "Liquidity Loan" shall have the meaning as signed to the term "Loan" in the Liquidity Agreement, as in effect on the Initial Closing Date.

     "Liquidity Loan Percentage" shall mean the ratio, expressed as a percentage, of the outstanding principal amount of the Liquidity Loans (including those made by an Exiting Bank) to the aggregate amount of Advances.

     "Loan Documents" shall have the meaning specified in Section 2 of the Security Agreement.

     "Loan Notes" shall mean all the Revolving Loan Notes and the Refunding Loan Notes.

     "Loan Obligations" shall have the meaning specified in Section 2 of the Security Agreement.

     "Loans" shall mean the Revolving Loans and the Refunding Loans.

     "LOC" shall mean, with respect to the Commercial Paper, each irrevocable letter of credit in favor of the Collateral Agent for the benefit of holders of Commercial Paper.

     "LOC Commitment" shall mean the aggregate stated amount of the LOCs, as reduced and reinstated from time to time as provided in the LOC Reimbursement Agreement, and shall initially equal $15,000,000.

     "LOC Commitment Amount" shall mean, with respect to the LOC of each LOC Issuer, the stated amount thereof which shall equal such LOC Issuer's Percentage of the LOC Commitment.

     "LOC Disbursement" shall mean any amount paid under the LOC In respect of a Charge-Off Drawing (but shall not include interest or any other amounts payable with respect to the amount so paid).

     "LOC Escrow Account" shall mean a segregated trust account established and maintained by the Collateral Agent for the purposes described in Section
2.03 of the LOC Reimbursement Agreement.

     "LOC Expiration Date" shall mean, with respect to an LOC Issuer, December 31, 1995, or, if such LOC Issuer's Percentage of the LOC
Commitment is extended pursuant to Section 2.01(c) of the LOC Reimbursement Agreement, two years after the date of such LOC Expiration Date in effect at the time of such extension.

     "LOC Extension Period" shall have the meaning set forth in Section 2.01(c) of the LOC Reimbursement Agreement.

     "LOC Fee" shall mean, with respect to the LOC, the fee payable pursuant to the LOC Reimbursement Agreement for each LOC Issuer in respect of its LOC.

     "LOC Issuer" shall mean the Person or Persons specified as such in the LOC Reimbursement Agreement.

     "LOC Payment Account" shall have the meaning assigned to such term in
Section 2.04(d) of the LOC Reimbursement Agreement.

     "LOC Reimbursement Agreement" shall mean the letter of credit reimbursement agreement dated as of February 10, 1993, among the LOC Issuers, Funding, Ingram, the Collateral Agent and the CP Issuer, as amended from time to time.

     "Lock-Box Account" shall mean an account in the name of Funding maintained pursuant to a Lock-Box Agreement.

     "Lock-Box Agreements" shall mean the collective reference to each agreement attached as Exhibit I to the Pooling and Servicing Agreement, between Funding and a Lock-Box Bank (provided, that for a period not to exceed 30 days following the Initial Closing Date, Ingram or a Designated Subsidiary may be party to any such agreement rather than Funding), pursuant to which such Lock-Box Bank receives or will receive Collections from time to time as provided therein, and any other future agreement substantially in the form of Exhibit J to the Pooling and Servicing Agreement with any other Lock-Box Bank.

     "Lock-Box Banks" shall mean any of the banks listed in Exhibit B to the Purchase Agreement and Exhibit K to the Pooling and Servicing Agreement (including their successors) and any other bank which becomes a Lock-Box Bank pursuant to Section 2.06(i) of the Pooling and Servicing Agreement and which is a party to a Lock-Box Agreement and pursuant thereto holds or may in the future hold one or more lock-box accounts for receiving Collections.

     "Lock-Box Notice" shall mean a notice, substantially in the form of Exhibit L to the Pooling and Servicing Agreement, from Ingram or a Designated Subsidiary to a Lock-Box Bank.

     "Management Agreement" shall mean the Management Agreement dated as of February 10, 1993, between the CP-Issuer and the Manager, as from time to time amended.

     "Manager" shall mean Merrill Lynch Money Markets Inc., as manager under the Management Agreement.

     "Margin Stock" shall have the meaning provided such term in Regulation U of the Board.

     "Master Note Certificate" shall have the meaning assigned to such term in Section lO(b) of the Depositary Agreement.

     "Material Subsidiary" shall mean on any day, a Designated Subsidiary the Principal Receivables of which constitute 20% or more of all Aggregate Principal Receivables on such day.

     "Matured Default" shall mean any Event of Default (i) specified in
Section 8.01 of the Liquidity Agreement with respect to which the Liquidity Commitment shall automatically terminate and the Loans shall automatically become due and payable, or the Liquidity Agent shall terminate the Liquidity Commitment and declare the Loans to be immediately due and payable or (ii) specified in Section 2.10 of the LOC Reimbursement Agreement following certain actions specified therein.

     "Maximum Program Amount" shall initially be $150,000,000 Aggregate CP Matured Value. Subject to the satisfaction of certain conditions provided for therein, the Maximum Program Amount may be changed by amending the Variable Funding Supplement, the Liquidity Agreement, the LOC Reimbursement Agreement and the LOCs.

     "Micro's Discount" shall mean for any day, by reference to the immediately preceding Determination Date, an amount equal to the decimal equivalent of the sum of (i) 0.50%, and (ii) the product of (A) the Base Rate per annum on the preceding Determination Date and (B) a fraction the numerator of which is the number of Days Sales Outstanding (solely with reference to Receivables originated by Ingram Micro Inc., a California corporation) as of the preceding Determination Date and the denominator of which is 365, and (iii) the product of (A) 0.25% and (B) the same fraction as in the preceding clause (ii)(B), plus, in the event that the Charge-Off Ratio (solely with reference to Receivables originated by Ingram Micro Inc., a California corporation) for such Determination Date exceeds 0.50%, an amount equal to such excess.

     "Minimum Adjusted Eligible Principal Receivables" shall mean at any day an amount equal to (i) the sum of the Aggregate Invested Amount and the Issuer Amount, divided by (ii) 1 minus the Applicable Minimum Percentage.

     "Minimum Capital Ratio" shall mean for any day, by reference to amounts set forth on the Daily Report for such day, a percentage equal to a fraction, the numerator of which shall be the sum of the following amounts:

	   (a) (i) 60% of Standard & Poor's DIANA. credit support level (as applicable to credit losses) and 40t of Standard & Poor's aAAA. credit support level (as applicable to dilutions) multiplied by (ii) the aggregate Unpaid Balance of Adjusted Eligible Receivables;

	   (b) (i) 40% of Standard & Poor's DIANA. credit support level (solely as applicable to dilutions and not to credit losses) multiplied by
(ii) the aggregate Unpaid Balance of Eligible Receivables in excess of the Concentration Limits applicable to the Obligors thereunder with respect to Obligors having a long-term unsecured debt rating from Standard & Poor's of "BBB-" or better;

	   (c) 100% of the aggregate Unpaid Balance of Eligible Receivables in excess of the Concentration Limits applicable to the Obligors thereunder with respect to Obligors not having a long-term unsecured debt rating from Standard & Poor's of "BBB-". or better; and

	   (d) 100% of the aggregate Unpaid Balance of Receivables that are not Eligible Receivables,

and the denominator of which shall be the sum of the amounts described in
(a)(ii), (b)(ii), (c) and (d) above, in each case with reference to all Receivables sold by Ingram to Funding under the Purchase Agreement and in existence on the date of determination (excluding any such Receivables reconveyed to Ingram pursuant to the Purchase Agreement). For purposes of this definition, Standard & Poor's "AAA" credit support level (as appllcable to credit losses) shall initially equal 14%, increased by the same percentage as any increase in the Discount Factor above 10% attributable solely to the operation of subparagraph (a) of the definition of Discount Factor, and Standard & Poor's BAA credit support level (as applicable to dilutions) shall initially equal 21%, increased by the same percentage as any increase in the Applicable Mininum Percentage above 15%.

     "Multiemployer Plan" shall mean a "multiemployer plan" as defined in
Section 4001(a)(3) of VISA to which contributions are or have been made during the preceding five (5) years by any Person or any ERISA Af filiate of such Person.

     "New Business" shall mean any business (i) the products of which are distributed in distribution chains substantially the same as those used with respect to products of the Existing Businesses and (ii) are sold with terms that are substantially the same as those relating to products of the Existing Businesses.

     "Non-Amortization Period" shall mean, with respect to each Series or the Variable Funding Certificate, the period from and including the Closing Date for such Series or the Variable Funding Certificate, up to and including the day prior to the Amortization Period Commencement Date for such Series or the Variable Funding Certificate.

     "Non Pro-Rata Refunding Loan" shall have the meaning assigned to such term in Section 3.03(e) of the Liquidity Agreement.

     "Non-Rata Loan" shall mean a loan by any Bank to the CP Issuer under
Section 3.19 of the Liquidity Agreement and refers to a loan that bears interest at the Transaction Rate pursuant to the Liquidity Agreement.

     "Notice of Borrowing" shall mean a Notice of Refunding Borrowing or a Notice of Revolving Borrowing.

     "Notice of Revolving Borrowing" shall have the meaning specified in
Section 3.02 of the Liquidity Agreement.

     "Notice Office" shall mean the office of the Liquidity Agent or a Liquidity Bank specified in or referred to in Section 10.06 of the Liquidity Agreement, or such other office as such Liquidity Bank may designate in writing to the CP Issuer and the Liquidity Agent as the Notice Office.

     "Obligor" shall mean, with respect to any Receivable, the Person or Persons obligated to make payments with respect to such Receivable under a Contract.

     "Obligated Parties" shall mean the "Borrowers" and the Guarantors un er that certain Credit Agreement, dated as of December 15, 1992, among the Borrowers, Guarantors and Lenders named therein, as such Credit Agreement may be amended from time to time, together with such other Affiliates of Ingram as may from time to time become either a Borrower or a Guarantor thereunder.

     "Officer's Certificate" shall mean a certificate signed by the Chairman of the Board, President, Treasurer, Controller or any Vice President of the Transferor or the Servicer or, in the case of a Successor Servicer, a certificate signed by a Vice President (or an officer holding an office with equivalent or more senior responsibilities) of such Successor Servicer, and delivered to the Trustee.

     "Official Body" shall mean any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality thereof, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

     "One Month Dilution Ratio" shall mean at any Determination Date, the percentage equivalent of a fraction the numerator of which is the aggregate amount of Credits with respect to Adjusted Eligible Receivables which occurred in the Settlement Period immediately preceding such Determination Date and the denominator of which is the Unpaid Balance of all Adjusted Eligible Receivables in the Trust at the end of such Settlement Period.

     "Opinion of Counsel" shall mean a written opinion of counsel, who may be an employee of the Transferor or the Servicer and who shall be reasonably acceptable to the Trustee.

     "Original Term" shall mean, for each Eligible Receivable, the stated term allowed to the related Obligor for payment of such Eligible Receivable at the time such Eligible Receivable was created and transferred to the Trust.

     "Outstanding" shall mean, with respect to the Commercial Paper Notes, all Commercial Paper Notes issued and authenticated pursuant to the Depositary Agreement, other than those Commercial Paper Notes that have been paid in full or which have matured and for the payment of which funds equal to the CP Matured Value are available and are on deposit in the Commercial Paper Account.

     "Outstanding Series" shall have the meaning specified in Section 4.03(b)(vi) of the Pooling and Servicing Agreement.

     "Paying Agent" shall mean any paying agent appointed pursuant to Section
6.06 of the Pooling and Servicing Agreement and shall initially be the Trustee.

     "Payment Date" shall mean with respect to any Series or the Variable Funding Certificate the date specified as such in the applicable
Supplement.

     "Payment Office" shall mean the office of the Liquidity Agent as specified in Section 10.06 of the Liquidity Agreement or such other office as the Liquidity Agent may designate in writing to the CP Issuer and the Liquidity Banks.

     "Payment Sharing Notice" shall mean a written notice from the CP Issuer or any Bank informing the Liquidity Agent that an Event of Default has occurred and is continuing and directing the Liquidity Agent to allocate payments received from the CP Issuer in accordance with the Liquidity Agreement.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation (or any successor).

     "Percentage" shall mean (a) in the case of a Bank:

	       (i) at any time with respect to any payments to be made under the Facilities Documents to any Bank other than an Exiting Bank, and for determinations of Required Banks with respect to such Bank, a fraction, expressed as a percentage, the numerator of which is the Bank Commitment Amount of such Bank in effect at such time and the denominator of which is the Liquidity Commitment in effect at such time;

	   (ii) at any time that there is an Exiting Bank, with respect to determinations by the Required Banks in which the Exiting Bank is entitled to participate, such Exiting Bank's "Percentage" shall be a fraction, expressed as a percentage, the numerator of which is equal to the principal amount of such Exiting Bank's Loans outstanding at such time and the denominator of which is equal to the sum of (i) the Liquidity Commitment in effect at such time and (ii) the aggregate principal amount of Loans made by all then Exiting Banks outstanding at such time; and

       (b) in the case of an LOC Issuer:

	   (i) at any time with respect to any payments to be made under the Facilities Documents to any LOC Issuer other than an Exiting LOC Issuer, and for determinations of Required LOC Issuers with respect to such LOC Issuer, a fraction, expressed as a percentage, the numerator of which is the LOC Commitment Amount of such LOC Issuer in effect at such time and the denominator of which is the LOC Commitment in effect at such time;

	   (ii) at any time that there is an Exiting LOC Issuer, with respect to determinations by the Required LOC Issuers in which the Exiting LOC Issuer is entitled to participate, such Exiting LOC Issuer's "Percentage" shall be a fraction, expressed as a percentage, the numerator of which is equal to the principal amount of such Exiting LOC Issuer's LOC Disbursements outstanding at such time and the denominator of which is equal to the sum of (i) the LOC Commitment in effect at such time and (ii) the aggregate principal amount of LOC Disbursements made by all then Exiting LOC Issuers outstanding at such time.

     "Permitted Investments" shall mean: (a) negotiable instruments or securities represented by instruments in bearer or registered form which evidence (i) obligations fully guaranteed as to timely payment by the United States of America; (ii) certificates of deposit of, or bankers' acceptances (having original maturities of not more than 180 days) issued by, any depository institution or trust company and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that at the time of the Trust's investment or contractual commitment to invest therein, such depository institution or trust company shall have a commercial paper credit rating, if any, and a long-term unsecured debt obligation (other than such obligations whose rating is based on the credit of a person or entity other than such institution or trust company) credit rating of at least "WA-1+" by S&P and, if rated by Fitch, "F-1" by Fitch, in the case of commercial paper, and a rating not lower than "AAA" by S&P and, if rated by Fitch, "AAA" by Fitch, in the case of long-term unsecured debt obligations, or such deposits are fully insured by the FDIC; (iii) commercial paper (having original maturities of not more than 180 days) having, at the time of the Trust's investment or contractual commitment to invest therein, a rating of at least "A-l+" by S&P and, if rated by Fitch, "F-l+" by Fitch; (iv) investments in money market funds having a rating of at least "AAA" by SOP and, if rated by Fitch, "F-1+" by Fitch; and (v) any other investment, if the applicable Rating Agency confirms in writing that such investment will not adversely affect any ratings with respect to any Series of Investor Certificates, and which shall be acceptable to the Trustee and (b) demand deposits or time deposits in the name of the Trust or the Trustee in any depository institution or trust company referred to in (a)(ii) above.

     "Permitted Lien" shall mean: (i) Liens in favor of-the Collateral Agent created pursuant to the Security Agreement; and (ii) Liens which are in all respects junior under the applicable UCC to the Liens created by the Security Agreement and which secure the payment of taxes, assessments and governmental charges or levies, either (a) not delinquent or (b) being contested in good faith by appropriate legal or administrative proceedings and as to which adequate reserves in accordance with GAAP shall have been established, but only so long as such proceedings could not subject the CP Issuer, any Liquidity Bank or the Collateral Agent to any civil or criminal penalty or liability or involve any risk of the loss, sale or forfeiture of any of the Collateral.

     "Person" shall mean any legal person, including any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity or other entity of similar nature.

     "Plan" shall mean, with respect to any Person, any employee pension benefit plan that (a) is maintained by such Person or any ERISA Affiliate of such Person, or to which contributions by any such Person are required to be made or under which such Person has or could have any liability, (b) is subject to the provisions of Title IV of ERISA and (c) is not a Multiemployer Plan.

     "Plan Event" shall mean, with respect to any Person, (a) the provision of a notice of intent to terminate any Plan under Section 4041 of ERISA other than in a "standard termination", (b) the receipt of any notice by any Plan to the effect that the PBGC intends to apply for the appointment of a trustee to administer any Plan, (c) the termination of any Plan which results in any material liability of such Person, (d) the withdrawal of such Person or any ERISA Affiliate of such Person from any Plan described in Section 4063 of ERISA which could be reasonably expected to result in a material liability of such Person, (e) the complete or partial withdrawal of such Person or any ERISA Affiliate of such Person from any Multiemployer Plan which can be reasonably anticipated to result in a material liability of such Person, (f) a Reportable Event or an event described in Section 4068(f) of ERISA which may result in a material liability of such Person, and (g) any other event or condition which under ERISA or the Code could be reasonably expected to constitute grounds for the imposition of a lien on the assets of such Person in respect of any Plan or Multiemployer Plan.

     "Pool Factor" shall mean, with respect to any Series and any Record Date, a number carried out to eight decimals representing the ratio of the related Invested Amount as of such Record Date (determined after taking into account any reduction in the applicable Invested Amount which will occur on the following Payment Date) to the related Initial Invested Amount.

     "Pooling and Servicing Agreement" shall mean the Pooling and Servicing Agreement, dated as of February 10, 1993, by and among the Transferor, the Servicer, and the Trustee, and all amendments thereof and supplements thereto, including any Supplement.

     "Portfolio Yield" with respect to any Series shall have the meaning (if any) specified in the applicable Supplement.

     "Post-Default Rate" shall mean with respect to all or any portion of any Loan not paid when due (whether at the stated maturity, by acceleration or otherwise, a rate per annum for each day during the period (the "Default Period") commencing on the due date of all or such portion of such Loan until such Loan or such portion is paid in full (after as well as before judgment) equal to 2% above (a) if such Loan is a Eurodollar Loan or C/D Rate Loan continued or converted pursuant to the Liquidity Agreement, the Applicable Margin plus the LIBO Rate or C/D Rate for Interest Periods during the Default Period or (b) if such Loan is a Base Rate Loan, the Applicable Margin plus the Base Rate.

     "Principal Account" shall mean the sub-account of the Collateral Account Into which the proceeds of Commercial Paper not retained in the Commercial Paper Account and the proceeds of the Collateral to be used (i) to pay the Principal Component of the Commercial Paper (including any Capitalized Interest Component), outstanding principal on Loans and LOC Disbursements, and
(ii) to purchase Issuer Additional Amounts, will be deposited and held exclusively for such purposes.

     "Principal Collections" shall have the meaning specified in Section 4.03(b) of the Pooling and Servicing Agreement.

     "Principal Component" shall mean when used with respect to Commercial Paper issued on a discount basis the excess of the CP Matured Value over the Interest Component thereof.

     "Principal Funding Account" shall mean, for any Series, the account, if any, established pursuant to the related Supplement in which amounts representing principal payable on the Investor Certificates of such Series will be deposited and held until paid to Certificateholders.

     "Principal Receivables" shall mean the Unpaid Balance of Receivables less the amount thereof allocable to Imputed Yield. Principal Receivables shall be calculated by subtracting from the Unpaid Balance of Receivables the product of such Unpaid Balance and the Discount Factor.

     "Principal Terms" shall have the meaning specified in Section 6.09(b) of the Pooling and Servicing Agreement.

     "Private Placement Exemption" shall have the meaning specified in Section
6.02 of the Pooling and Servicing Agreement.

     "Proprietary Information" shall have the meaning specified in Section 10.15(b) of the Liquidity Agreement.

     "Proprietary Event of Termination" shall have the meaning specified in
Section 2.03(m) of the Pooling and Servicing Agreement.

     "Purchase Agreement" shall mean the Asset Purchase and Sale Agreement, dated as of February 10, 1993 by and between Funding, as buyer, and Ingram, as seller, and all amendments and supplements thereto.

     "Purchase Date" shall mean the date on which a Receivable is conveyed to the Buyer and the Purchase Price therefor is due and payable.

     "Purchase Price" shall have the meaning as signed to such term in
Section 3.1 of the Purchase Agreement.

     "Rating Agency" shall mean, with respect to each Series or the Commercial Paper supported by the Variable Funding Certificate, the rating agency or rating agencies that rated the Series or such Commercial Paper, as the case may be, at the request of the Servicer.

     "Rating Agency Fees" shall mean the periodic fees of the Rating Agency.

     "Reassignment" shall have the meaning specified in Section 2.04 of the Pooling and Servicing Agreement.

     "Receivable" shall mean each account receivable that is owing upon creation to (i) the Ingram Book Company division of Ingram (and is identified on the separate computer system of such division by a seven digit account number commencing with the numerals "20") or (ii) a Designated Subsidiary by an Obligor under a Contract arising from a sale of goods, merchandise and/or services by Ingram or such Designated Subsidiary, including all obligations of such Obligor with respect thereto and all rights of a secured party (as such term is defined in the UCC) with respect to such Unpaid Balance, including, without limitation, all proceeds of the foregoing, but not including a Reconveyed Receivable. A Receivable shall be deemed to have been created at the end of the day on the Date of Processing of such Receivable.

     "Receivables Documents" shall mean all Contracts giving rise to the Receivables and other evidences of Receivables including, without limitation, tapes, discs, punch cards and related property and rights.

     "Reconveyed Receivable" shall have the meaning specified in Section 6.1(a)(i) of the Purchase Agreement.

     "Record Date" shall have the meaning specified in the applicable
Supplement.

     "Recoveries" shall mean all amounts (including proceeds of credit insurance, if any) received by the Servicer with respect to Receivables which have previously become Defaulted Receivables.

     "Reference Banks" shall mean initially Chemical Bank, NationsBank of North Carolina, N.A. and The Bank of Nova Scotia and thereafter, each Liquidity Bank appointed and acting as a Reference Bank pursuant to Section
3.11 of the Liquidity Agreement.

     "Refunding Loan" shall mean a loan made by a Bank pursuant to Section
3.03 of the Liquidity Agreement, the proceeds of which are to be used by the CP Issuer to repay maturing Commercial Paper or an outstanding Revolving Loan. All Refunding Loans shall be Base Rate Loans. Refunding Loans shall include any Non-Pro Rata Refunding Loan.

     "Refunding Loan Note" shall mean a promissory note of the CP Issuer, substantially in the form of Exhibit B to the Liquidity Agreement, evidencing Refunding Loans.

     "Regulatory Change" shall mean, as to any class of banks, any change after the date hereof in any (or the adoption after the date hereof of any new):

	   (a) Federal or state law or foreign law applicable to such class of banks; or

	   (b) regulation, interpretation, directive or request (whether or not having the force of law) applying to such class of banks of any court, central bank or governmental authority or agency charged with the interpretation or administration of any law referred to in clause (a) of this definition or of any fiscal, monetary or other authority having jurisdiction over such class of banks.

     "Related Security" shall mean with respect to any Receivable the right, title and interest of the Seller, when such term is used in the Purchase Agreement, and of the Transferor, when such term is used in the Pooling and Servicing Agreement, in the merchandise (including returned merchandise), if any, relating to the sale which gave rise to such Receivable, (b) all other Liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, (c) the assignment for the benefit of the Buyer, when such term is used in the Purchase Agreement, or the Trustee, when such term is used in the Pooling and Servicing Agreement, of all UCC financing statements or similar instruments covering any collateral securing payment of such Receivable, (d) all of the Transferor's right, title and interest in, to and under the Purchase Agreement, (e) all guarantees, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise, and (f) all other instruments and all rights under the Receivables Documents relating to such Receivables and all rights (but not obligations) relating to such Receivables.

     "Reorganization" shall mean, with respect to any Multiemployer Plan, the condition that such Plan is in reorganization within the meaning of Section 4241 of ERISA.

     "Reportable Event" shall mean any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty-day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Regulation Section 2615.

     "Repurchase Terms" shall mean, with respect to any Series or the Variable Funding Certificate, the terms and conditions, if any, under which the Transferor may repurchase such Series or the Variable Funding Certificate pursuant to Section 12.02 of the Pooling and Servicing Agreement as stated as such in the applicable Supplement.

     "Required Banks" shall mean Banks whose Percentages are, in the aggregate, more than 65%.

     "Required LOC Issuers" shall mean LOC Issuers whose Percentages are, in the aggregate, more than 65%.

     "Requirements of Law" for any Person shall mean the certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether Federal, state or local (including, without limitation, usury laws, the Federal Truth in Lending Act and Regulation Z and Regulation B of the Board).

     "Requisite Commitment Level" shall mean, as of any date, an amount equal to the sum of (i) the Aggregate CP Matured Value, (ii) the aggregate principal amount of all outstanding Loans (such sum to be rounded upward to the nearest multiple of $1,000,000), and (iii) the aggregate amount of all LOC Disbursements outstanding on such day, subject to a maximum amount of $150,000, 000.

     "Reserve Fund" shall mean the reserve fund established for the benefit of any Series of Certificates or the Variable Funding Certificate, as specified in the applicable Supplement, which reserve fund may be a subaccount of the Collection Account.

     "Responsible Officer", when used with respect to the Trustee, shall mean any officer within the Corporate Trust Office (or any successor group of the Trustee) with direct responsibility for the administration of the Pooling and Servicing Agreement, or to whom any corporate trust matter is referred at the Trustee's Corporate Trust Office because of his knowledge of and familiarity with the particular subject and, when used with respect to the Collateral Agent, shall mean any officer within the Corporate Trust Office (or any successor group of the Collateral Agent) with direct responsibility for the administration of the Security Agreement.

     "Retired Series" shall have the meaning specified in Section
4.03(b)(vi) of the Pooling and Servicing Agreement.

     "Revolving Loan" shall mean a loan made by a Bank pursuant to Section
3.02 of the Liquidity Agreement and shall be (i) a Base Rate Loan, (ii) a Eurodollar Loan or (iii) a C/D Rate Loan.

     "Revolving Note" shall mean the note in the form annexed to the Purchase Agreement as Exhibit A issued to Ingram by Funding in connection with the purchase of Receivables pursuant to Section 2.1 of the Purchase Agreement.

     "Scheduled Maturity Date" shall mean with respect to any Series, the date specified as such in the related Supplement.

     "Secured Parties" shall have the meaning specified in the Security
Agreement.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Security Agreement" shall mean the Pledge and Security Agreement, dated as of February 10, 1993 among the CP Issuer and the Collateral Agent and, solely for the limited purpose described therein, the Depositary, the Liquidity Agent, each LOC Issuer, the CP Dealer and the Manager, as amended from time to time.

     "Seller" shall mean Ingram.

     "Seller's Discount" shall mean for any day, by reference to the immediately preceding Determination Date, an amount equal to the decimal equivalent of the sum of (i) 0.50%, (ii) the product of (A) the Base Rate per annum on the preceding Determination Date and (B) a fraction the numerator of which is the number of Days Sales Outstanding as of the preceding Determination Date and the denominator of which is 365, and (iii) the product of (A) 0.25% and (B) the same fraction as in the preceding clause (ii)(B), plus, in the event that the Charge-Off Ratio (calculated on a weighted average basis with reference to the Ingram Book Company division of Ingram and each Designated Subsidiary) for such Determination Date exceeds 0.50%, an amount equal to such excess.

     "Sender" shall have the meaning specified in Section 10(i) of the Depositary Agreement.

     "Series" shall mean any series of Investor Certificates issued under
Section 6.09 of the Pooling and Servicing Agreement but not the Variable Funding Certificate.

     "Series Termination Date" shall mean, with respect to any Series, the date stated as such in the applicable Supplement.

     "Service Transfer" shall have the meaning specified in Section 10.01 of the Pooling and Servicing Agreement.

     "Servicer" shall initially mean Ingram and thereafter any Person appointed as successor as provided in the Pooling and Servicing Agreement to service the Receivables.

     "Servicer Default" shall have the meaning specified in Section 10.01 of the Pooling and Servicing Agreement.

     "Servicing Fee" shall have the meaning specified in Section 3.02 of the Pooling and Servicing Agreement.

     "Servicing Fee Deficiency Amount" shall have the meaning specified in
Section 4.05(b) of the Pooling and Servicing Agreement as set forth in the Variable Funding Supplement.

     "Servicing Fee Percentage" shall mean, with respect to any Series or the Variable Funding Certificate, the percentage specified as such in the applicable Supplement.

     "Servicing Officer" shall mean any officer or employee of the Servicer involved in, or responsible for, the administration and servicing of the Receivables whose name appears on a list furnished to the Trustee by the Servicer, as such list may from time to time be amended.

     "Settlement Date" shall mean, with respect to any Determination Date, the Business Day immediately succeeding such Determination Date.

     "Settlement Period" shall mean a calendar month; provided, however, that, in the case of the initial Settlement Period, "Settlement Period" shall mean the period from and including the Initial Closing Date to and including the last day of the calendar month in which the Initial Closing Date occurs.

     "Settlement Statement" shall mean a report for each Determination Date, issued on each Settlement Date, showing the items and making the computations included in the form of the Settlement Statement attached as Exhibit H to the Pooling and Servicing Agreement.

     "Shareholder's Equity" as of any day shall mean the amount shown (or that would be shown) as "shareholder's equity" on a balance sheet of Funding as of such date prepared in accordance with GAAP.

     "Special Drawing" shall have the meaning specified in Section 2.03(a) of the LOC Reimbursement Agreement.

     "Specified Eligible Receivables" shall have the meaning assigned to such term in Section 3.01(c) of the Liquidity Agreement.

     "Standard & Poor's" or SAP" shall mean Standard & Poor's Corporation.

     "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages
(including any marginal, special, emergency or supplemental reserves), expressed as decimals, established by the Board and any other Governmental Authority to which any Liquidity Bank is subject for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months. Such reserve percentages shall include those imposed pursuant to Regulation D of the Board. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

     "Subordinated Capital Note" shall mean the note in the form annexed to the Purchase Agreement as Exhibit F issued by Funding to Ingram in connection with the maintenance of capital pursuant to Section 3.5 of the Purchase Agreement.

     "Subsidiary" shall mean any corporation 50% or more of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by Ingram or by one or more Subsidiaries, or by Ingram and one or more Subsidiaries, or any similar business organization which is so owned or controlled.

     "Subsidiary Purchase Agreement" shall mean any asset purchase and sale agreement entered into between Ingram, as buyer, and a Designated Subsidiary, as seller, for the purchase and sale of Receivables created by such Designated Subsidiary, substantially in the form attached as Exhibit G to the Purchase Agreement, and all amendments and supplements thereto.

     "Successor Servicer" shall have the meaning specified in Section 10.02 of the Pooling and Servicing Agreement.

     "Supplement" shall mean, with respect to any Series or the Variable Funding Certificate, a supplement to the Pooling and Servicing Agreement complying with the terms of Section 6.09 thereof.

     "Supplemental Payments" shall mean, with respect to the Variable Funding Certificate, an amount equal to the sum of any prepayment penalty pursuant to Section 5.02(b) of the Liquidity Agreement, any expense or liability of the CP Issuer in respect of Facilities Costs 4 and Facilities Costs 5 and any other cost, expense or liability of the CP Issuer not otherwise included in Carrying Costs.

     "Taxes" shall have the meaning assigned to such term in Section 3.10(a) of the Liquidity Agreement.

     "Termination Date" shall have the meaning set forth in Section 8.1 of the Purchase Agreement.

     "Termination Notice" shall have the meaning specified in Section 10.01 of the Pooling and Servicing Agreement.

     "Tranche" shall mean the collective reference to Eurodollar Loans or C/D Rate Loans, as the case may be, the Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day); Tranches may be identified as "Eurodollar Tranches" or "C/D Rate Tranches", as applicable.

     "Transaction Rate" shall mean the rate or rates as the CP Issuer and any Bank may agree on from time to time with respect to any portion of such Bank's Note which is made, maintained or converted into a Non-Rata Loan.

     "Transfer Agent and Registrar" shall have the meaning specified in
Section 6.03 of the Pooling and Servicing Agreement and shall initially be the Trustee.

     "Transfer Date" shall mean, with respect to any Payment Date, the Business Day next preceding such Payment Date.

     "Transfer Deposit Amount" shall mean, with respect to any Reconveyed Receivable for any Business Day, an amount equal to the amount of the Unpaid Balance of the Reconveyed Receivable at the end of the preceding Business Day.

     "Transferor" shall mean Ingram Funding Inc., a Delaware corporation.

     "Transferor Account" shall mean the account provided for in Section
4.02 of the Pooling and Servicing Agreement.

     "Transferor Account Deposit Amount" shall mean, with reference to any day on which the Transferor Eligible Amount is, or would be, less than the Transferor Minimum Amount, or the Adjusted Eligible Principal Receivables are, or would be, less than the Minimum Adjusted Eligible Principal Receivables, an amount equal to (a) the difference between the Transferor Minimum Amount and the Transferor Eligible Amount, or the difference between Minimum Adjusted Eligible Principal Receivables and Adjusted Eligible Principal Receivables, divided by (b) 100% minus the Discount Factor as of the most recent Determination Date.

     "Transferor Amount" shall mean for any day, the excess, if any, of (1) the sum of (a) Aggregate Principal Receivables for the prior Business Day (or the Initial Closing Date) and (b) the product of (i) the amount, if any, held in the Transferor Account multiplied by (ii) 100% minus the Discount Factor as of the most recent Determination Date over (2) the sum of the Issuer Amount and the Aggregate Invested Amounts for such day.

     "Transferor Certificate" shall mean the certificate executed by the Transferor and authenticated by the Trustee, substantially in the form of Exhibit C to the Pooling and Servicing Agreement.

     "Transferor Eligible Amount" shall mean for any day the excess, if any, of (1) the sum of (a) Adjusted Eligible Principal Receivables for the prior Business Day (or the Initial Closing Date) and (b) the product of (i) the amount, if any, held in the Transferor Account multiplied by (ii) 100% minus the Discount Factor as of the most recent Determination Date over (2) the sum of the Issuer Amount and the Aggregate Invested Amount for such day.

     "Transferor Eligible Receivables Amount" shall mean, with respect to any Business Day, the amount of Adjusted Eligible Principal Receivables minus the Issuer Amount minus the Aggregate Invested Amount for such day.

     "Transferor Interest" shall have the meaning specified in Section 4.01 of the Pooling and Servicing Agreement.

     "Transferor Minimum Amount" shall mean, with respect to any Business Day, an amount equal to (i) a fraction, the numerator of which is the sum of the Issuer Amount and the Aggregate Invested Amount and the denominator of which is equal to 100% minus the Applicable Minimum Percentage minus (ii) the sum of the Issuer Amount and the Aggregate Invested Amount; provided, that as of the Amortization Period Commencement Date for the Variable
Funding Certificate or any Series, the Transfer or Minimum Amount, expressed as a dollar amount, shall be held constant at the Transferor
Minimum Amount required as of such Amortization Period Commencement Date until the Amortization with respect to the Variable Funding Certificate or such Series shall have been effected.

     "Transferor Minimum Receivables Amount" shall mean, with respect to any Business Day, an amount equal to 1/3 of the Transferor Minimum Amount required on such day.

     "Transferor Percentage" shall mean, with respect to the Transferor Certificate for any day, the excess on such day, if any, of (a) 100% over
(b) the sum of (1) the Aggregate Invested Percentage and (2) the Issuer Percentage.

     "Trust" shall mean the trust created by the Pooling and Servicing
Agreement.

     "Trust Assets" shall have the meaning specified in Section 7751 of the Pooling and Servicing Agreement.

     "Trustee" shall mean the institution executing the Pooling and Servicing Agreement as trustee, or its successor in interest, or any successor trustee appointed as provided in the Pooling and Servicing Agreement.

     "Type" shall mean, as to any Loan, its nature as a Base Rate Loan, a Eurodollar Loan or a C/D Rate Loan.

     "UCC" shall mean the Uniform Commercial Code, as amended from time to time, as in effect in any specified or applicable jurisdiction.

     "Unallocated Collections" shall have the meaning specified in Section 4.03(b](vi) of the Pooling and Servicing Agreement.

     "Undistributed Issuer Imputed Yield Collections" shall have the meaning specified in Section 4.05(k) of the Pooling and Servicing Agreement as modified by the Variable Funding Supplement.

     "Undivided Interest" shall mean the undivided interest of any Investor Certificateholder or the Holder of the Variable Funding Certificate in the Trust. Such Undivided Interest is to be measured, in the case of any Investor Certificateholder, by such Holder's pro rata share of the Invested Amount of the related Series, and in the case of the Holder of the Variable Funding Certificates, the Issuer Amount.

     "Unearned Amounts" shall mean on each Determination Date the excess of amounts paid on the Variable Funding Certificate pursuant to Section 4.05(a) of the Pooling and Servicing Agreement as set forth in the Variable Funding Supplement during the related Settlement Period over the amount of interest accrued on the Variable Funding Certificate at the Issuer's Interest Rate during such period.

     "Unpaid Balance" shall mean at any time, with respect to the Variable Funding Certificate, the Issuer Amount as of such day without reference to clause (d) of the definition of "Issuer Amounts" and, with respect to a Receivable, the outstanding amount of the indebtedness of the related Obligor incurred in connection with a particular purchase under or evidenced by the related Contract, exclusive of any sales or other tax, if any, included or payable with respect to such purchase.

     "Unpaid Certificate Balance" shall mean, for any day and with respect to any Investor Certificate, the Invested Amount of such Certificate as of such day without reference to clause (c) of the definition of "Invested-Amount".

     "Unreimbursed Disbursement Rate" shall have the meaning specified in
Section 2.03 of the LOC Reimbursement Agreement.

     "Unutilized Liquidity Commitment" shall mean at any time the Available Liquidity Commitment less the sum of the principal amount of the Loans and the Aggregate CP Matured Value of the Commercial Paper Outstanding at such time.

     "Variable Funding Certificate" shall mean a certificate issued pursuant to Section 6.09 of the Pooling and Servicing Agreement, substantially in the form of Exhibit B to the Pooling and Servicing Agreement.

     "Variable Funding Supplement" shall mean, with respect to the Variable Funding Certificate, a Supplement to the Pooling and Servicing Agreement complying with the terms of Section 6.09 thereof.

     "Vice President" when used with respect to the Transferor or the Servicer shall mean any vice president whether or not designated by a number or word or words added before or after the title "vice president".

     "Weighted Average Term" shall mean for any day, with respect to all Eligible Receivables held in the Trust on such day, the number of days calculated by (a) multiplying, with respect to Eligible Receivables grouped by sales terms category, (i) the average number of days that Eligible Receivables in such category remain outstanding based on the Original Term thereof by (ii) the aggregate Unpaid Balances of the Eligible Receivables in such category (expressed as a numeral), (b) adding each of the products calculated pursuant to clause (a) to derive the total thereof, and (c) dividing such total amount by the aggregate Unpaid Balances of all such Eligible Receivables (expressed as a numeral).

     "Working Day" shall mean any Business Day on which dealings in foreign currencies and exchange between banks or in Dollar deposits in the Eurodollar market may be carried on in London, England.

     "written" or "in writing" shall mean any form of written communication, including, without limitation, by means of telex, telecopier device, telegraph or cable.